UNITED STATES

SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 10, 2005

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (Jurisdiction of Incorporation)	0-14450 (Commission File Number)	22-1916107 (I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey (Address of Principal Executive Offices)	07606 (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 10, 2005, the Registrant divested all of its equity interests in AEP Industries France SAS (“AEP France”) in a transaction with a third party.  AEP France was the holding company for the Registrant’s operations in France.  The consolidated assets of AEP France represented 2.7% of the Registrant’s consolidated assets as of October 31, 2004.  The Registrant’s operations in France had a net loss of $2.4 million for the fiscal year ended October 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

February 16, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney
Executive Vice President and Chief
Financial Officer